UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                October 18, 2010

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On October 18, 2010, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and nine months ended September 30, 2010.  A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews the annualized return on average tangible common equity, the annualized return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share.  Management has included in the Financial Results News Release information relating to the annualized return on average tangible common equity, the annualized return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three and nine month periods ended September 30, 2010 and 2009.  For purposes of calculating the annualized return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the annualized return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period.  Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period.  For the purpose of calculating tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets.  Tangible common equity equals stockholders’ equity less preferred stock and goodwill and intangible assets.  Tangible assets equals total assets less goodwill and intangible assets.  For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is dividend by common shares outstanding at period end.  Management believes that the disclosure of the annualized return on average tangible common equity, the annualized return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock.  In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders’ equity, average tangible assets to average assets, tangible common equity to stockholders’ equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets or tangible common book value per common share are substitutes for return on average equity, return on average assets, common equity to assets or common book value per common share as determined by GAAP.

Item 7.01 — Regulation FD Disclosure

The following is a discussion of the actual financial results for the three and nine month periods ended September 30, 2010, and a comparison of management’s latest projections for the twelve months ending December 31, 2010 to the guidance previously provided within the Form 10-Q for the quarterly period ended June 30, 2010 (the “June 30, 2010 Form 10-Q”).

Net Interest Income:

For the third quarter of 2010, net interest income was $69.4 million and for the nine months ended September 30, 2010, net interest income was $205.5 million.  In the June 30, 2010 Form 10-Q, management projected that net interest income would be a little higher than the middle of the range between $265 million to $275 million for 2010, which remains unchanged through the date of this Current Report on Form 8-K.  For the nine months ended September 30, 2010, loans increased by $16.5 million or an annualized 0.5 percent.  In the June 30, 2010 Form 10-Q, management projected continued slow loan growth for the twelve months ended December 31, 2010 compared to the same period in 2009, due to continued soft demand for loans.  Net interest income through September 30, 2010 was in line with management’s expectations.

Provision for Loan Losses:

For the three months ended September 30, 2010, the provision for loan losses was $14.7 million and net loan charge-offs were $17.9 million. For the nine months ended September 30, 2010, the provision for loan losses was $44.5 million and net loan charge-offs were $43.8 million.  In the June 30, 2010 Form 10-Q, management projected that the provision for loan losses would be approximately $55 million to $60 million in 2010.  Management continues to project that the provision for loan losses will be approximately $55 million to $60 million in 2010. In light of some uncertainty regarding the impact the oil spill may have on the Gulf of Mexico region and our Vision Bank subsidiary, to the best of our knowledge, management continues to believe the outlook for 2010 will be consistent with this guidance.  Park and Vision Bank management continue to work very closely with those borrowers who could be impacted by the oil spill, assisting them through the claims process and assessing their continued ability to repay contractual principal and interest.

Other Income:

For the third quarter of 2010, total other income was $17.5 million and for the first nine months of 2010, total other income was $50.9 million.  In the June 30, 2010 Form 10-Q, management projected that total other income, excluding gains from the sale of securities, would be approximately $68 million for 2010.  Total other income through September 30, 2010 was in line with management’s projected results for 2010 and management’s latest projections continue to be in line with the guidance provided in the June 30, 2010 Form 10-Q.

Gain on Sale of Securities:

In the Annual Report to Shareholders for the fiscal year ended December 31, 2009, on page 39, management projected that a pre-tax gain of $7.3 million would be recognized from the sale of $200 million of securities during the first quarter of 2010. During the first quarter of 2010, Park actually sold $201 million of investment securities for a pre-tax gain of $8.3 million.  During the second quarter of 2010, Park sold $56.8 million of investment securities for a pre-tax gain of $3.5 million.  There were no gains or losses on the sale of securities during the third quarter of 2010. Management does not currently expect any gains or losses on the sale of securities in the remainder of 2010.

Other Expense:

For the three months ended September 30, 2010, total other expense was $45.7 million and was $140.6 million for the nine months ended September 30, 2010.  In the June 30, 2010 Form 10-Q, management projected that total other expense would be $191 million in 2010.  Total other expense for the first nine months of 2010 was slightly improved compared to management’s projected results for 2010.  Management’s latest projections for total other expense are approximately $188 million to $190 million for 2010.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K, including Exhibit 99.1 included within this Current Report, contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park’s loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park’s ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically, the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; the effects of the Gulf of Mexico oil spill; changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of fiscal and governmental policies of the United States federal government; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in "Item 1A. Risk Factors" of Part II of Park's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 – Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on October 18, 2010, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park’s common shares.  The dividend is payable on December 10, 2010 to common shareholders of record as of the close of business on November 24, 2010.  A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park’s Board of Directors is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 18, 2010 addressing financial results for the three and nine months ended September 30, 2010.

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 18, 2010	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 18, 2010

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 18, 2010 addressing financial results for the three and nine months ended September 30, 2010.